EDWARDS & ANGELL, LLP
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COUNSELLORS AT LAW                                       90 STATE HOUSE SQUARE
                                                         HARTFORD, CT 06103-3702
since 1894                                               (860) 525-5065
                                                         FAX (860) 527-4198


                                             April 8, 1999


The Equitable of Colorado, Inc.
370 17th Street, Suite 4950
Denver, Colorado 80202


Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of a Registration Statement under the Securities Act of 1933 on Form S-6, File No. 333-72233 ("Registration Statement") of Separate Account VLI of The Equitable of Colorado, Inc. ("EOC"). The Registration Statement covers an indefinite number of units of interest in Separate Account VLI ("Units") under an individual flexible premium variable life insurance policy issued by EOC ("Policy").

     According to the Registration Statement, the Policies are designed to provide life insurance protection and are to be offered in the manner described in the Prospectus included in the Registration Statement. The Registration Statement also provides that the Policies will be sold only in jurisdictions authorizing such sales.

     We have examined all such corporate records of EOC and such other documents and laws as we consider appropriate as a basis for the opinions hereinafter expressed including the Colorado Revised Statutes and Colorado Insurance Regulations, certified copies of the Articles of Incorporation of EOC as amended, certified copies of resolutions of the Board of Directors of EOC, a Certificate of Good Standing for EOC from the Secretary of State of the State of Colorado, a certified copy of EOC's duplicate original Certificate of Authority from the Commissioner of Insurance of the State of Colorado (the "Colorado Commissioner"), a copy of Form N-8A as filed by EOC with the U.S. Securities and Exchange Commission ("SEC") on February 12, 1999 on behalf of Separate Account VLI File Number 811-09231, a copy of the SEC's Notice of Acceptance of the Separate Account VLI Form N-8A Submission dated February 12, 1999, a copy of Form N-8B-2 as filed by EOC with the SEC on March 19, 1999 on behalf of Separate Account VLI File Number 811-09231, a copy of the SEC's Notice of Acceptance of the Separate Account VLI Form N-8B-2 Submission dated March 19, 1999, a copy of the Form S-6 Registration Statement, File No. 333-72233, as filed with the SEC on February 12, 1999 and the form of individual flexible premium variable life insurance policy no. CO99-500.

     We assume for purposes of this opinion without independent inquiry, the accuracy of the facts and representations contained in the Registration Statement, and we assume that the Policies to be issued will correspond to the form reviewed by us in all material respects. This opinion is based entirely on our review of the statutes, regulations, certificates and documents listed above and we have made no other documentary review or investigation of any kind whatsoever. On the basis of such examination and subject to the limitations of the penultimate paragraph of this letter, it is our opinion that:

     1. EOC is a corporation duly organized under the laws of the State of Colorado, and is authorized to transact the


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The Equitable of Colorado, Inc.
April 8, 1999
Page 2


          business of life insurance in the State of Colorado, including variable life and variable annuity lines of business.

     2. Separate Account VLI was duly established and is maintained by EOC pursuant to the laws of the State of Colorado, under which income, gains and losses, whether or not realized, from assets allocated to Separate Account VLI are, in accordance with the Policies, credited to or charged against Separate Account VLI without regard to other income, gains or losses of EOC.

     3. Assets allocated to Separate Account VLI will be owned by EOC; EOC is not a trustee with respect thereto. The Policies provide that the portion of the assets of Separate Account VLI equal to the reserves, and other Policy liabilities with respect to Separate Account VLI, will not be chargeable with liabilities arising out of any other business EOC may conduct. Under the terms of the Policies and in accordance with applicable law including the consent of the Colorado Commissioner as provided by applicable Colorado law, EOC reserves the right to transfer assets of Separate Account VLI in excess of such reserves and other Policy liabilities to the general account of EOC.

     4. When issued and sold as described in the Registration Statement, the Policies (including any Units duly created thereunder) will be duly authorized and will constitute validly issued and binding obligations of EOC in accordance with their terms.

     The opinions set forth herein are limited to the laws of the State of Colorado and the federal laws of the United States of America, and no opinion is expressed as to the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             EDWARDS & ANGELL, LLP


NSH/TPA/BCD/lrs